Exhibit 3.109

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Examiner
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Name Approved

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P.C.
The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
ARTICLES OF ORGANIZATION
(Under G.L. Ch. 156B)
ARTICLE I
The name of the corporation is:
Nantucket Allserve, Inc.
ARTICLE II
The purpose of the corporation is to engage in the following business activities:
(1)	To service boats in Nantucket Harbor through the supply and delivery of food, beverages, other provisions, laundry services, cleaning services, and any other lawful goods or services.

(2)	To distribute food and beverage items and other lawful goods and services on Nantucket Island.

(3)	To provide delivery services on Nantucket Island.

(4)	To engage in any other lawful activity.
Note: If the space provided under any article or item on this form is insufficient, additions shall be act forth on separate 8 1/2% 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

ARTICLE III
The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:	1000	COMMON:	None
PREFERRED:	None	PREFERRED:	None

ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established with any class.
ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:
The corporation shall have the right of first refusal in any sale or transfer of issued shares. If the corporation does not purchase shares pursuant to this right then the officers shall have the right of first refusal prior to sale or transfer to any other party.
ARTICLE VI
Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state “None”.)
The corporation may voluntarily dissolve itself upon a majority vote of the Directors.

The preceding six (6) articles are considered to be permitted and may ONLY be charged by filing appropriate Articles of Amendment.

ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.
The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.
ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is:	P. O. Box 3269
Nantucket, Mass. 02584
b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS
President:	Thomas Scott	5 Salros Rd.
Nantucket, MA 02554

Treasurer:	Thomas First	5 Salros Rd.
Nantucket, MA 02554

Clerk:	Amy Foster	61 Skyline Dr.
Nantucket, MA 02554

Directors:	Thomas Scott	5 Salros Rd.
Nantucket, MA 02554

	Thomas First	5 Salros Rd.
Nantucket, MA 02554

	Lawrence Perez	5107 Westbard Ave.
Bethesda, MD 20816
c. The fiscal year of the corporation shall end on the last day of the month of: December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:
~~Thomas Scott~~
~~5 Salros Rd.~~
~~Nantucket, MA 02554~~
ARTICLE IX
By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.
IN WITNESS WHEREOF and under the pains and penalties of perjury. I/ WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 28th day of June 1990

/s/ Thomas Scott	/s/ Thomas First

Thomas Scott	Thomas First
5 Salros Rd.	5 Salros Rd.
Nantucket, MA 02554	Nantucket, MA 02554

NOTE:	If an already-existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

[STAMP]
THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF ORGANIZATION
GENERAL LAWS, CHAPTER 156B, SECTION 12
     I hereby certify that, upon as examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 2nd day of July 1990
Effective date
MICHAEL JOSEPH CONNOLLY
Secretary of State
FILING FEE: 1/10 of 1% of the total amount of the authorized capital stock, but not less than $                     . For the purpose of filing, shares of stock with a par value less than one dollar or no par stock shall be deemed to have a par value of one dollar per share.
PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

Mr. Thomas Scott
5 Salros Rd.
Nantucket, MA 02554
Telephone:	508-228-8170